As filed with the Securities and Exchange Commission on November 23, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_________________________

Semiconductor Manufacturing International Corporation
(Exact name of Registrant as specified in its charter)
_________________________

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
No. 18 Zhangjiang Road
Pudong New Area, Shanghai 201203
People's Republic of China
Attn: Mr. Gary Tseng, Chief Financial Officer
(8621) 3861-0000
(Address of principal executive offices)
_________________________

Semiconductor Manufacturing International Corporation 2004 Stock Option Plan
Semiconductor Manufacturing International Corporation 2004 Employee Stock Purchase Plan
Semiconductor Manufacturing International Corporation Amended and Restated 2004 Equity Incentive Plan
(Full title of the plan)
_________________________

CT Corporation System
111 Eighth Avenue, Floor 13
New York, NY 10011-5213
Tel: (212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copy to:
Carmen Chang, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Tel: (650) 493-9300
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
		Proposed
Title of Securities	Amount to be	Maximum	Proposed Maximum
to be Registered	Registered	Offering Price	Aggregate		Amount of
(1)	(2) (3)	Per Share	Offering Price		Registration Fee
Ordinary Shares, par value $0.0004 per share
2004 Stock Option Plan and 2004 Employee Stock Purchase Plan	1,117,667,733	$0.0740 (4)	$82,707,412.24	(4)	$9,602.33
Amended and Restated 2004 Equity Incentive Plan	560,522,395	$0.0740 (4)	$41,478,657.23	(4)	$4,815.67
Total	1,678,190,128		$124,186,069.47	(4)	$14,418.00

(1)	The Ordinary shares, par value $0.0004 per share (the “Ordinary Shares”), of the Registrant may be represented by the Registrant's American Depositary Shares (“ADSs”), each of which represents 50 Ordinary Shares. Two separate Registration Statements on Form F-6 (File No. 333-112725 and File No. 333-168228) have been filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.
(2)	The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of any stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").
(3)	Represents (i) an increase approved by the Registrant’s Board of Directors and by its shareholders on June 23, 2009 of 1,117,667,733 Ordinary Shares reserved for future grant under the Registrant’s 2004 Stock Option Plan and 2004 Employee Stock Purchase Plan, and (ii) an increase approved by the Registrant’s Board of Directors and its shareholders on June 3, 2010 of 560,522,395 Ordinary Shares reserved for future grant under the Registrant’s Amended and Restated 2004 Equity Incentive Plan.
(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1) and 457(c) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price for 1,117,667,733 Ordinary Shares under the Registrant’s 2004 Stock Option Plan and the 2004 Employee Stock Purchase Plan and the proposed maximum aggregate offering price for 560,522,395 Ordinary Shares under the Registrant’s Amended and Restated 2004 Equity Incentive Plan are based on $3.70 per ADS (the average of the high and low prices of the Registrant’s ADSs as reported in the New York Stock Exchange on November 17, 2010), or $0.0740 per Ordinary Share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Commission by the Registrant are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the Commission on June 29, 2010 (File number 001-31994);

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2009; and

     (c) (1) The description of the Registrant's Ordinary Shares set forth under the heading "Description of Share Capital" and "Description of American Depositary Shares" contained in the Registrant's Registration Statement on Form F-1, as filed with the Commission on March 11, 2004 (File Number 333-112720); and

          (2) The description of the Registrant's American Depositary Shares contained in the form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, JPMorgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder, filed as Exhibit (a) to the Registrant's Registration Statement on Form F-6, dated March 10, 2004 (File Number 333-112725).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such if they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the Registrant's best interests, in a manner that was not willfully or grossly negligent, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant has entered into service contracts with each of its directors and executive officers that provide such persons with additional indemnification beyond that provided in the Registrant's Articles of Association.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See attached "Index to Exhibits" list.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report filed on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People's Republic of China, on November 23, 2010.

Semiconductor Manufacturing International Corporation

By:	/s/ David N.K. Wang
Name: David N.K. Wang
Title: President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. K. Wang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Semiconductor Manufacturing International Corporation, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     Pursuant to the requirements of the Securities Act, the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jiang Shang Zhou
Jiang Shang Zhou	Chairman of the Board of Directors	November 23, 2010

/s/ David N. K. Wang
David N. K. Wang	President and Chief Executive Officer	November 23, 2010
(Principal Executive Officer)

/s/ Gary Tseng
Gary Tseng	Chief Financial Officer	November 23, 2010
(Principal Accounting Officer)

/s/ Zhou Jie
Zhou Jie	Director	November 23, 2010

/s/ Gao Yonggang
Gao Yonggang	Director	November 23, 2010

Chen Shanzhi	Director	________ __, 2010

/s/ Tsuyoshi Kawanishi
Tsuyoshi Kawanishi	Director	November 23, 2010

Lip-Bu Tan	Director	________ __, 2010

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in Shanghai, People's Republic of China, on November 23, 2010.

SMIC AMERICAS

By:	/s/ David N.K. Wang
Name: David N.K. Wang
Title: President

INDEX TO EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Registrant's Eleventh Amended and Restated Articles of Association (previously filed as Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2007, filed June 27, 2008 and amended November 28, 2008 (File No. 31994) and incorporated herein by reference)
4.2	Form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, JP Morgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder (previously filed as Exhibit (a) to the Registrant's Registration Statement on Form F-6, dated March 10, 2004 (File No. 333-112725), and incorporated herein by reference)
4.3	Semiconductor Manufacturing International Corporation 2004 Stock Option Plan (previously filed as Exhibit 10.8 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720) on March 10, 2004 and incorporated herein by reference)
4.4	Semiconductor Manufacturing International Corporation 2004 Employee Stock Purchase Plan (previously filed as Exhibit 10.10 to the Registrant's Registration Statement on Form F-1 (File No. 333-112720) on March 10, 2004 and incorporated herein by reference)
4.5*	Semiconductor Manufacturing International Corporation Amended and Restated 2004 Equity Incentive Plan
5.1*	Opinion of Conyers, Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the Ordinary Shares
23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants Limited
23.2*	Consent of Conyers, Dill & Pearman (included in its opinion filed as Exhibit 5.1)
24.1*	Powers of attorney (included on signature page to the Registration Statement)
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*	Filed herewith.